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                                                                 Exhibit 10d(ii)

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of September 3, 1996 between George Wendler ("Executive") and REPUBLIC NATIONAL BANK OF NEW YORK, a national banking association ("Employer") and a subsidiary of Republic New York Corporation ("RNYC").

     In consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                   SECTION 1

                            Employment of Executive

1.01 Employer hereby agrees to employ Executive and Executive hereby agrees to be and remain in the employ of Employer upon the terms and conditions hereinafter set forth.

                                   SECTION 2

                               Employment Period

2.01 The term of Executive's employment under this Agreement (the "Employment Period") shall commence as of January 1, 1996 hereof and shall continue, subject to earlier termination as provided in Sections 5.01 and 5.02 hereof, until December 31, 2000 and thereafter for successive one (1) year periods unless terminated as of the end of any year on or after December 31, 2001 by either party on six months written notice to the other.

                                   SECTION 3

                          Duties and Responsibilities

3.01 General. During the Employment Period, Executive (i) shall hold the title and position currently held by him (which shall not be changed without his consent) and shall continue performing the duties and responsibilities that he currently performs, (ii) shall devote his full attention and expend his best efforts, energies and skills on a full-time basis to the business of the Company, and (iii) shall perform such duties as are assigned to him and are customarily incident to his position. For all purposes of this Agreement, the term "Company" means Employer and all corporations, associations, companies, partnerships, firms and other enterprises controlled by or under common control with Employer. During the Employment Period, executive will be subject to all of the policies, rules and
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regulations applicable to executives of Employer of comparable status and will comply with all reasonable directions and instructions of the senior executives to whom Executive reports as Employer may determine from time to time.

                                   SECTION 4
                        Compensation and Related Matters

4.01. Compensation, Generally. For all services rendered and required to be rendered by, covenants of, and restrictions imposed on, Executive under this Agreement, Employer shall pay to Executive during and with respect to the Employment Period, and Executive agrees to accept the Base Salary, Minimum Bonus and other compensation as set forth on Exhibit 4.01.

4.02. Other Benefits. During the Employment Period, subject to, and to the extent Executive is eligible under their respective terms, Executive shall be entitled to receive such fringe benefits as are, or are from me to time hereafter, generally provided by Employer to executives of comparable status (other than those provided under or pursuant to separately negotiated individual employment agreements or arrangements) under any pension or retirement plan, disability plan or insurance, group life insurance, medical insurance, travel accident insurance, or other similar plan or program of Employer. Executive's Base Salary shall (where applicable) constitute the compensation on the basis of which the amount of Executive's benefits under any such plan or program shall be fixed and determined.

4.03. Expense Reimbursement. Employer shall reimburse Executive for all business expenses reasonably incurred by him in the performance of his duties under this Agreement upon his presentation, not less frequently than monthly, of signed, itemized accounts of such expenditures all in accordance with Employer's procedures and policies as adopted and in effect from time to time and applicable to its executives of comparable status.

4.04. Vacations. Executive shall be entitled to vacations consistent with Employer's practices in respect thereof, which vacations shall be taken at such time or times as shall not unreasonably interfere with Executive's performance of his duties under this Agreement.


                                   SECTION 5
                        Termination of Employment Period

5.01. By Employer: Cause. Employer may, at any time during the Employment Period by notice to Executive, terminate Executive's employment under this Agreement "for cause" effective immediately. Such notice shall specify the cause for

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termination. For the purposes hereof "for cause" means:

     (i) a material breach by Executive of any provision of this Agreement that Executive fails to remedy or cease within ten (10) days after notice thereof to Executive;

     (ii) the commission of a fraud or other act of dishonesty by Executive in the course of his employment hereunder; or

    (iii) the commission by Executive of a felony or other unlawful act involving moral turpitude or dishonesty, whether or not in connection with Executive's employment hereunder, as evidenced by Executive's conviction therefore (including a plea of nolo contendere therefor).

5.02. Death-Disability. The Employment Period shall end on the date of Executive's death or, if Executive becomes disabled so that he cannot perform fully his duties hereunder for a period of six months in any 12 month period or eight months in any 24 month period, then, at Employer's option the Employment Period shall end on the event of that disability.

                                   SECTION 6

                       Location of Executive's Activities

6.01. Executive's principal place of business in the performance of his duties and obligations under this Agreement shall be in New York City, but Executive shall be required to engage in such travel as may be necessary or appropriate to the performance of such duties and obligations.

                                   SECTION 7

                      Exclusivity of Services, Confidential
                     Information and Restrictive Covenants

7.01. Exclusivity of Services and Restriction. During the Employment Period and the "Relevant Period" thereafter, Executive shall not, directly or indirectly, (a) be or become interested in or associated with (as an officer, director, stockholder, partner, consultant, owner, employee, agent, creditor or otherwise) any business that is then, or which then proposes to become, a competitor of the Company, (b) induce or seek to influence any employee of the Company to leave its employ, (c) aid a competitor of the Company in hiring a person who shall have been employed by the Company within the period of one year of the date of any such aid, or (d) solicit for any person other than the Company any banking or banking related business of any customer or depositor of the Company. Provided, however, that the restrictions imposed by


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this Section 7.01 shall not continue after the end of the Employment Period if
(i) at the end of the initial term or any subsequent term Executive's employment is terminated because Employer does not offer at least a one year extension of employment hereunder on substantially the same terms as provided for herein, or (ii) except pursuant to Section 7.04, Employer does not continue to pay Base Salary and Minimum Bonus as provided for in Exhibit 4.01 and to provide major medical coverage and life insurance to the same extent as then provided to other executives. The "Relevant Period" shall be the period commencing at the end of the Employment Period, and (i) ending one year thereafter, or (ii) if during the Employment Period Executive shall give written notice to Employer that he will not continue his employment at the end of the Employment Period, then ending on the later of one year after such notice or six months after the end of the Employment Period.

7.02. Confidential Information. Executive shall not at any time, whether during the Employment Period or thereafter, disclose or use (except in the course of his employment hereunder and in furtherance of the business of the Company, or as required by applicable law) any confidential information, trade secrets or proprietary data (including, without limitation, customer and depositor lists and the identity of and any information relating to any customer or depositor) of the Company.

7.03. Disclosure of Restrictions. If Executive shall accept or commence employment with, or agree to provide services to, any person (except a person who is then affiliated with the Company) during the period from the date hereof through the end of the Relevant Period then, and in such event, on or before the date of such acceptance or agreement (and before commencement of employment or the provision of services), Executive shall deliver a copy of this Section 7 to his proposed employer.

7.04. Breaches of Provisions. If Executive breaches any of the provisions of this Section 7 then, and in any such event, in addition to any other remedies available to Employer, Executive shall not be entitled to any compensation for any period following the end of his employment (under Section 7.01) and upon demand shall immediately repay to Employer an amount equal to all payments of such compensation, if any, made to him hereunder prior to Employer's discovery of such breach.

7.05. Injunction. Notwithstanding any other provisions of this Agreement, Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of this Section 7, Employer and the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting and bond or other security, and without prejudice to any other remedies that may be available at law or in equity.

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7.06. Notification. Notwithstanding anything to the contrary in this Agreement
(and without limiting anything hereinabove provided), if, during the Employment Period or the Relevant Period, Executive obtains other employment or engages in his own business or otherwise engages in any business activities for his own benefit or account, Executive shall immediately notify Employer of the same, identifying his employer and disclosing his business activity.

                                   SECTION 8

                                 Miscellaneous

8.01. Notices. Any notice, consent or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address to such party set forth below, by registered or certified mail (if available), postage paid, or at such other address as either party shall designate by notice given to the other in the manner provided herein.

If to Employer:
                    Republic National Bank of New York
                    452 Fifth Avenue
                    New York, New York 10018
                    Attn: Chairman

If to Executive:
                    George Wendler
                    11 Hemlock Lane
                    Marlboro, New Jersey 07746

8.02. Taxes. Employer is authorized to withhold (from any compensation or benefits payable hereunder to Executive) such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate in the reasonable judgment of Employer to comply with applicable laws and regulations.

8.03. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

8.04. Prior Employment. Executive represents to Employer that Employee is not a party to or bound by any agreement, understanding or restriction that would or may be breached by Executive's execution and full performance of this Agreement.

8.05. Headings. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision

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of this Agreement.

8.06. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8.07. Severability. If any provision of this Agreement, or part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.

8.08. Entire Agreement and Representation. This Agreement contains the entire agreement and understanding between Employer and Executive with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to the Company or its several businesses, or relating to the Company's assets, liabilities, operations, future plans or prospects have been made by or on behalf of Employer to Executive. This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   REPUBLIC NATIONAL BANK OF NEW YORK

                                   By:  /s/  Peter J. Mansbach
                                        -------------------------


Agreed:  /s/ George T. Wendler
         ----------------------


Date:  September 3, 1996



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                                  Exhibit 4.01

                                  Compensation

1. Base Salary.    During the Employment Period, Employer will pay to Executive
Base Salary at the rate of $200,000 per annum. Such Base Salary will be payable in installments in accordance with Employer's regular practice.

2. Minimum Bonus.    Within 120 days after the end of each fiscal year ending
within the Employment Period, Employer will pay Executive a Minimum Bonus of $350,000 for and with respect to such fiscal year.

3. Additional Contractual Bonus.    Executive is entitled to an Additional
Contractual Bonus ("ACB") payable in a combination of (i) cash (paid currently) and, (ii) either of, at Employer's option, shares of Restricted Stock awarded pursuant to RNYC's Long-Term Incentive Stock Plan, vesting in five (5) years, or, in the alternative, Deferred Cash, provided however that not more than 35% of the total ACB shall be paid in Restricted Stock or Deferred Cash, and the balance shall be paid in cash (within 120 days after the end of the fiscal year for which it is paid). Deferred Cash shall vest (and be paid on vesting unless Executive otherwise directs) at the same time and under the same conditions as Restricted Stock, with Executive entitled to direct the investment of the same in accordance with the RNYC Deferred Compensation Plan.

Executive's ACB shall be in an amount by which RNYC's Fully-Diluted Earnings Per Share ("E/S") for any fiscal year exceeds the E/S for RNYC's fiscal year ended December 31, 1995 multiplied by the Relevant Number. The Relevant Number for each year is 150,000 until the amount of ACB for that year shall reach $300,000, and thereafter for that year the Relevant Number shall be 100,000. The E/S for fiscal 1995 is $4.59. For example, if E/S for RNYC's fiscal year ended December 31, 1996 equals $7.00, the ACB in respect of 1996 shall be $341,000 ($7.00 -
$4.59 = $2.41: 150,000 x $2.00 = $300,000 + .41 cents x 100,000 = $41,000).

If as a result of a stock split, stock reclassification or similar event, the number or class of shares outstanding shall be increased or the earnings per share reduced, appropriate adjustments shall be made in these provisions so that such event shall not adversely affect Executive's benefits hereunder.
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4.  Discretionary Bonus. In the sole judgment and discretion of the Employer,
Executive may also be paid an additional Discretionary Bonus which, at Employer's option, shall be payable in a combination of cash and either of Deferred Cash or shares of Restricted Stock awarded pursuant to RNYC's
Long-Term Incentive Stock Plan; provided, however, that not more than 35% of the Discretionary Bonus shall be paid in Restricted Stock or Deferred Cash, and the balance shall be paid currently in cash.
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                                   MEMORANDUM

  To: George Wendler
From: Peter J. Mansbach
Date: September 3, 1996

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Confirming our conversation, during the period of your employment with us, under your new agreement, you will have the use of a company automobile including a part-time driver, and receive reimbursement for auto expenses, all consistent with our current practice.

                                 /s/ PJM